EXHIBIT 23


                      Consent Of Independent Auditors



We consent to the incorporation by reference in the Registration Statements No. 333-43117, 333-22323, 33-56145, 33-56147, 33-39558, and 2-92975 on Form
S-8 of Charming Shoppes, Inc., of our report dated March 9, 1999, with respect to the consolidated financial statements of Charming Shoppes, Inc. included in this Annual Report (Form 10-K) for the year ended January 30, 1999.



ERNST & YOUNG, LLP

Philadelphia, Pennsylvania
April 27, 1999